SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2011

NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)

Issuer's telephone number:  972-770-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On January 21, 2011, NYTEX Energy Holdings, Inc. (“NYTEX” or the “Company”) accepted subscriptions for the sale of 420,000 shares of its Series A Preferred Stock, par value $0.001 and possessing those rights, preferences and designations as set forth in the Certificate of Designation filed with the Secretary of State of Delaware on November 19, 2010 (“Series A Preferred Stock”), for a total purchase price of $420,000 which constituted a second further closing of its 6,000,000 private placement sale of Series A Preferred Stock (the “Series A Offering”).  With this second further closing, total gross proceeds of $6,000,000 has been raised and NYTEX will not be accepting any further subscriptions in the Series A Offering.

In the Series A Offering, NYTEX offered up to 60 investment units (the “Units”), at a purchase price of $100,000 per Unit, with each Unit consisting of 100,000 shares of Series A Preferred Stock and a warrant to purchase 30,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at an exercise price of $2.00 per share of Common Stock for three years from the date of the warrants.

In connection with the Series A Offering, NYTEX entered into a placement agency agreement dated October 12, 2010 with National Securities Corporation (“National”) to act as the Company’s exclusive agent for the Series A Offering.  In exchange for National acting as the exclusive agent for the Series A Offering, NYTEX agreed to pay to National at each closing a cash placement fee equal to (i) 10% of the aggregate gross proceeds from the sale of Units sold at each closing to investors introduced to NYTEX by National and (ii) 3.5% of the aggregate gross proceeds from the sale of Units sold at each closing to all other investors. As additional compensation, at each closing NYTEX issued to National or its designees, for nominal consideration, warrants to purchase a number of shares of Series A Preferred Stock equal to 4% of the number of shares of Series A Preferred Stock sold in the Series A Offering, with an initial exercise price of $1.00 per share (the “Agent’s Warrants”). The Agent’s Warrants provide the holder thereof with a cashless exercise right and are exercisable for three years.

The securities discussed herein were offered and sold to investors in a private placement transaction made in reliance upon exemption from registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 506 of Regulation D promulgated thereunder.  No general solicitation or advertising was made in connection with the Series A Offering.  Each of the investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

For more information regarding the Series A Offering and the terms thereof, please review Item 1.01 of the Company’s Form 8-K filed with the SEC on November 30, 2010 which such disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	NYTEX ENERGY HOLDINGS, INC. /s/ Michael K. Galvis
Michael K. Galvis, Chief Executive Officer and President